SHORELINE TECHNOLOGY PARK
                            MOUNTAIN VIEW CALIFORNIA





                             OFFICE LEASE AGREEMENT


                                    BETWEEN


   EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company
                                  ("LANDLORD")


                                      AND


               COMMTOUCH SOFTWARE, INC., a California corporation
                                   ("TENANT")




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                               TABLE OF CONTENTS

I.      Basic Lease Information .............................................  1
II.     Lease Grant .........................................................  3
III.    Possession ..........................................................  3
IV.     Rent ................................................................  4
V.      Compliance with Laws; Use ...........................................  8
VI.     Security Deposit ....................................................  8
VII.    Services to be Furnished by Landlord ................................  8
VIII.   Leasehold Improvements ..............................................  9
IX.     Repairs, Maintenance and Alterations ................................  9
X.      Use of Utility Services by Tenant ................................... 11
XI.     Entry by Landlord ................................................... 12
XII.    Assignment and Subletting ........................................... 12
XIII.   Liens ............................................................... 13
XIV.    Indemnity and Waiver of Claims ...................................... 14
XV.     Insurance ........................................................... 14
XVI.    Subrogation ......................................................... 15
XVII.   Casualty Damage ..................................................... 15
XVIII.  Condemnation ........................................................ 15
XIX.    Events of Default ................................................... 16
XX.     Remedies ............................................................ 16
XXI.    Limitation of Liability ............................................. 18
XXII.   No Waiver ........................................................... 18
XXIII.  Quiet Enjoyment ..................................................... 18
XXIV.   Relocation .......................................................... 18
XXV.    Holding Over ........................................................ 18
XXVI.   Subordination to Mortgages; Estoppel Certificate .................... 19
XXVII.  Attorneys' Fees ..................................................... 19
XXVIII. Notice .............................................................. 19
XXIX.   Excepted Rights ..................................................... 19
XXX.    Surrender of Premises ............................................... 20
XXXI.   Miscellaneous ....................................................... 20
XXXII.  Entire Agreement .................................................... 22

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                             OFFICE LEASE AGREEMENT

         THIS OFFICE LEASE AGREEMENT (the "Lease") is made and entered into as of the 28th day of October 1999, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company ("Landlord") and COMMTOUCH SOFTWARE, INC., a California corporation ("Tenant").

I.       Basic Lease Information.

         A. "Building" shall mean the building located at 2029 Stierlin Court, Mountain View, California.

         B. "Premises" shall mean the area shown on Exhibit A-1 to this Lease. The "Rentable Square Footage of the Premises" is deemed to be 71,404 square feet.

         C. "Rentable Square Footage of the Building" is deemed to be 71,404 square feet. Landlord and Tenant stipulate that the Premises include all of the floors in their entirety, all corridors and restroom facilities located in the Building and accordingly, all such full floors shall be considered part of the Premises. Landlord and Tenant further stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct and shall not be remeasured.

         D.       "Base Rent":

                                    Annual Rate
                                    Per Square      Annual           Monthly
                       Period          Foot        Base Rent        Base Rent
                  ----------------    ------     -------------     -----------
                  3/1/00 - 2/28/01    $34.20     $2,442,016.80     $203,501.40
                  3/1/01 - 2/28/02    $35.40     $2,527,701.60     $210,641.80
                  3/1/02 - 2/28/03    $36.60     $2,613,386.40     $217,782.20
                  3/1/03 - 2/29/04    $37.80     $2,699,071.20     $224,922.60
                  3/1/04 - 2/28/05    $39.00     $2,784,756.00     $232,063.00
                  3/1/05 - 2/28/06    $40.20     $2,870,440.80     $239,203.40
                  3/1/06 - 5/14/07    $41.40     $2,956,125.60     $246,343.80

                  Notwithstanding the above schedule of Base Rent to the contrary, as long as Tenant is not in default, Tenant shall be entitled to (i) an abatement of Base Rent in the amount of
                  $6,783.38 per day for 75 consecutive days of the Term beginning with the Commencement Date (the "Abatement Period") for a total amount of $508,753.50 (the "Abated Base Rent") of Base Rent abated during the Abatement Period; and (ii) an abatement of 75 consecutive days of Expenses and Taxes (as hereinafter defined) (the "Abated Expenses and Taxes") for the Abatement Period. In the event of a monetary or material non-monetary default by Tenant which occurs at any time during the Term and extends beyond any applicable notice and cure period provided herein, all Abated Base Rent and Abated Expenses and Taxes shall immediately become due and payable. The payment by Tenant of the Abated Base Rent and the Abated Expenses and Taxes in the event of a default shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity. During the Abatement Period, only Base Rent and Expenses and Taxes shall be abated, and all Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease. In the event that Tenant substantially completes all of the Initial Alterations (as defined in Exhibit D of this Lease) prior to the last day of the Abatement Period, this paragraph shall expire and Tenant shall commence paying Base Rent in accordance with the above Base Rent schedule and Expenses and Taxes in accordance with
                  Article IV of this Lease commencing with the day after the date all of the Initial Alterations are substantially completed. For purposes of this paragraph, the Initial Alterations in the Premises shall be deemed substantially completed on the date that, in Landlord's reasonable judgment, all Initial Alterations have been performed, other than any details of construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with Tenant's use of the Premises.

         E.       "Tenant's Pro Rata Share": 100%.

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         F.       "Term":  A period of 84  months  and 75 days.  The Term  shall commence on March 1, 2000 (the "Commencement Date") and, unless terminated early or extended in accordance with this Lease, end on May 14, 2007 (the "Termination Date").

         G. Tenant allowance(s): $357,020.00 as more fully described on Exhibit D of this Lease.

         H. "Security Deposit": $1,100,000.00. The Security Deposit shall be in the form of an irrevocable letter of credit (the "Letter of Credit"), which Letter of Credit shall: (a) be in the amount of $1,100,000.00; (b) be issued on the form attached hereto as Exhibit G; (c) name Landlord as its beneficiary; (d) be drawn on an FDIC insured financial institution satisfactory to Landlord; (e) be delivered to Landlord upon execution of this Lease, and (f) expire no earlier than 90 days after the Termination Date of this Lease.

         I. "Guarantor(s)": As of the date of this Lease, there are no Guarantors.

         J.       "Broker(s)":   Cornish  &  Carey   Commercial   and   Colliers
                  International.

         K. "Permitted Use": Office, research and development, manufacturing, storage and other legal uses as permitted by local zoning laws applicable to the Premises and otherwise permitted by the Governing Documents (as that term is defined in Article XXXI.M. below).

         L.       "Notice Addresses.

                  Tenant:

                  On and after the Commencement Date, notices shall be sent to Tenant at the Premises. Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

                  Gary Davis-CommTouch Software
                  3945 Freedom Circle, Ste. 400
                  Santa Clara, CA 95054
                  Phone #: 408-845-4349
                  Fax #: 408-653-4369

--------------------------------------------------------------------------------
                  Landlord:                       With a copy  to:
--------------------------------------------------------------------------------
                  EOP-SHORELINE  TECHNOLOGY       Equity Office Properties Trust
                  PARK, L.L.C.                    Two North Riverside Plaza
                  c/o Equity Office Properties    Suite 2200
                  Trust                           Chicago, Illinois 60606
                  4 Palo Alto Square              Attention: Regional Counsel -
                  3000 El Camino Real, Suite 130  Pacific Region
                  Palo Alto, California 94306-2122
                  Attention: Building Manager
--------------------------------------------------------------------------------

                  Rent (defined in Section IV.A) is payable to the order of Equity Office Properties at the following address: EOP Operating Limited Partnership, as agent for EOP-Shoreline Technology Park, Dept. #8824, Los Angeles, California 90084-8824.

         M. "Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Holidays"). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

         N. "Landlord Work" means the work, if any, that Landlord is obligated to perform in the Premises pursuant to a separate work letter agreement (the "Work Letter"), if any, attached as Exhibit D. If a Work Letter is not attached to this Lease or if an attached Work Letter does not require Landlord to perform any work, the occurrence of the Commencement Date shall not be conditioned upon the performance of work by Landlord and, accordingly, Section lll.A. shall not be applicable to the determination of the Commencement Date.

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         0.       "Law(s)" means all  applicable  statutes,  codes,  ordinances, orders, rules and regulations of any municipal or governmental entity.

         P. "Normal Business Hours" for the Building are 8 A.M. to 5 P.M. on Business Days.

         Q. "Property" means the Building and the parcel(s) of land on which it is located and, at Landlord's discretion, the Building's parking area and other improvements serving the Building, if any, and the parcel(s) of land on which they are located.

         R.       "Project" shall mean the development  located on approximately
                  51.83 acres commonly described as Shoreline Technology Park, which includes the Building, the Property, as well as other buildings and property as outlined on Exhibit A-2 attached hereto and incorporated herein.

         S. "Rentable Square Footage of the Project" is deemed to be 726,508 square feet.

II.      Lease Grant.

         Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Project that are designated by Landlord for the common use of tenants and others, such as sidewalks, unreserved parking areas, common corridors, elevator foyers, restrooms, vending areas, lobby areas, artificial lakes, walkways, water amenities, landscaping, plaza, roads, driveways, and recreation areas (collectively, the "Common Areas"), including but not limited to that certain recreation area (the "Recreational Area") which is maintained by Landlord in the location and configuration shown on Exhibit A-3 attached hereto. Notwithstanding the foregoing to the contrary, Tenant's right to use the Recreational Area shall be subject to the right of the City of Mountain View ("City") to require that a portion of the Recreational Area be paved and used for parking purposes at a time to be determined at the discretion of the City. The area to be used for parking purposes is indicated as "Potential Parking Area" on Exhibit A-3. If the City requires the parking, Tenant shall have the non-exclusive right to use the parking spaces created thereby.

III.     Possession.

         A.       Intentionally Omitted.

         B. Subject to Landlord's obligation, if any, to perform Landlord Work and Landlord's obligations under Section IX.B., the
                  Premises are accepted by Tenant in "as is" condition and configuration. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the condition of the Premises or the Building. If Landlord is delayed delivering possession of the Premises or any other space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space. In such event, the Commencement Date shall be postponed until the date Landlord delivers possession of the Premises to Tenant free from occupancy by any party, and the Termination Date, at the option of Landlord, may be postponed by an equal number of days. In the event the Commencement Date is so postponed, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as Exhibit C. Notwithstanding the foregoing, if there have been no delays caused by Tenant, and Landlord has not tendered possession of the Premises to Tenant by July 1, 2000 (the "Outside Possession Date"), Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of: (i) 5 Business Days after the Outside
                  Possession Date; and (ii) the Commencement Date. In such event, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any Prepaid Rental and Security Deposit previously advanced by Tenant under this Lease and, so long as Tenant has not previously defaulted under any of its obligations under the Work Letter, the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. Landlord and Tenant acknowledge and agree that:
                  (i) the determination of the Commencement Date shall take into consideration the effect of any delays by

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                  Tenant;   and  (ii)  the  Outside  Possession  Date  shall  be
                  postponed by the number of days the Commencement Date is delayed due to events of Force Majeure. Notwithstanding anything herein to the contrary, if Landlord determines that it will be unable to tender possession of the Premises to Tenant, Landlord shall have the right to provide Tenant with written notice (the "Outside Extension Notice") of such inability, which Outside Extension Notice shall set forth the
                  date  on  which   Landlord   reasonably   believes   that  the
                  Commencement Date will occur. Upon receipt of the Outside Extension Notice, Tenant shall have the right to terminate this Lease by providing written notice of termination to Landlord within 5 Business Days after the date of the Outside Extension Notice. In the event that Tenant does not terminate this Lease within such 5 Business Day period, the Outside Possession Date shall automatically be amended to be the date set forth in Landlord's Outside Extension Notice.

         C. If Tenant takes possession of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in Section IV.A.) to Landlord for each day of possession before the Commencement Date. However, except for the cost of services requested by Tenant (e.g. freight elevator usage), Tenant shall not be required to pay Rent for any days of possession before the Commencement Date during which Tenant, with the approval of Landlord, is in possession of the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property.

IV.      Rent.

         A. Payments. As consideration for this Lease, Tenant shall pay Landlord, without any setoff or deduction, the total amount of Base Rent and Additional Rent due for the Term. "Additional Rent" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord. Additional Rent and Base Rent are sometimes collectively referred to as "Rent". Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the 4th full calendar month of the Term shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord. If Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administration fee equal to 5% of the past due Rent, provided that Tenant shall be entitled to a grace period of 5 days after receipt of written notice from Landlord for the first 2 late payments of Rent in a given calendar year. If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Base Rent and Tenant's Pro Rata Share of Expenses (defined in Section IV.C.) and Taxes (defined in Section IV.D.) for the month shall be prorated based on the number of days in such calendar month. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept the check or payment without prejudice to that party's right to recover the balance or pursue other available remedies. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

         B. Payment of Tenant's Pro Rata Share of Expenses and Taxes. Tenant shall pay Tenant's Pro Rata Share of the total amount of Expenses (defined in Section IV.C.) and Taxes (defined in
                  Section IV.D) for each calendar year during the Term. Landlord shall provide Tenant with a good faith estimate of the total amount of Expenses and Taxes for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the total amount of Expenses and Taxes. If Landlord determines that its good faith estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's

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                  monthly payments shall be based upon the revised estimate.  If
                  Landlord does not provide Tenant with an estimate of the total amount of Expenses and Taxes by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or
                  credited  against  the  next  due  future   installment(s)  of
                  Additional Rent.

                  As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Expenses and Taxes for the prior calendar year and Tenant's Pro Rata Share of the actual amount of Expenses and Taxes for the prior calendar year. If the estimated amount of Expenses and Taxes for the prior calendar year is more than the actual amount of Expenses and Taxes for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting any Rent still due. If the estimated amount of Expenses and Taxes for the prior calendar year is less than the actual amount of Expenses and Taxes for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses and Taxes, any underpayment for the prior calendar year.

         C. Expenses Defined. "Expenses" means the sum of (y) 100% of all direct and indirect costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, managing and owning the Premises, the Building, the Property, and the parking structure(s) or parking lot(s) predominantly serving the Building, and (z) the Building's allocable share of the direct and indirect costs of operating and maintaining the Common Areas of the Project, the Building's applicable share of all costs, fees, expenses or other amounts payable by Landlord to the Association, if any, and the Building's applicable share of all fees payable to the company or the Association, if applicable, managing the parking areas within the Project, including, without limitation, the following:

                  1. Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans, provided that if an employee performs services in connection with the Project and other projects, costs associated with such employee may be proportionately included in Expenses based on the percentage of time such employee spends in connection with the operation, maintenance and management of the Project.

                  2. Management fees, including, without limitation, the cost of equipping and maintaining a management office, accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, and other administrative costs. Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services), provided that the cost of any such services shall not exceed the cost that would have been incurred had Landlord entered into an arms-length contract for such services with an unaffiliated entity of comparable skill and experience.

                  3. The reasonable cost of services, including amounts paid to service providers and the rental and purchase cost of parts, supplies, tools and equipment.

                  4. Premiums and deductibles paid by Landlord for insurance, including workers compensation, fire and extended coverage, earthquake, general liability, rental loss, elevator, boiler and other insurance customarily carried from time to time by owners of comparable office buildings.

                  5. Electrical Costs (defined below) and charges for water, gas, steam and sewer, but excluding those charges for which Landlord is reimbursed by

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                           tenants.  "Electrical  Costs" means: (a) charges paid
                           by Landlord for electricity; (b) costs incurred in connection with an energy management program for the Property and/or Project; and (c) if and to the extent permitted by Law, a fee for the services provided by Landlord in connection with the selection of utility companies and the negotiation and administration of contracts for electricity, provided that such fee shall not exceed 50% of any savings obtained by Landlord.

                  6. The amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made to the Project which are: (a) performed primarily to reduce operating expense costs or otherwise improve the operating efficiency of the Project; or (b) required to comply with any Laws that are enacted, or first interpreted to apply to the Project, after the date of this Lease; or (c) made necessary due to (i) the negligent act or omission or willful misconduct of Tenant or the Tenant Related Parties (as defined below) or (ii) the Initial Alterations or any subsequent Alterations to the Premises made by or for the benefit of Tenant. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or 10 years. The amortized cost of capital improvements may, at Landlord's option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. "Payback Period" means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement.

                  If Landlord incurs Expenses for the Project together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Project and the other buildings or properties. Expenses shall not include: the cost of capital improvements, including repairs or replacements to the structural elements of the Building (except as set forth above); depreciation; interest (except as provided above for the amortization of capital improvements); principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building or other buildings in the Project, including brokerage commissions; lease concessions, including rental abatements and construction allowances, granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building or other buildings in the Project; fines, interest and penalties incurred due to the late payment of Taxes (defined in Section IV.D) or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building or other buildings in the Project, under their respective leases. If the Project is not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Project at any time during a calendar year, Expenses shall, at Landlord's option, be determined as if the Project had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Project during that calendar year. The extrapolation of Expenses under this Section shall be performed by appropriately adjusting the cost of those components of Expenses that are impacted by changes in the occupancy of the Project.

         D. Taxes Defined. "Taxes" shall mean: (1) all real estate taxes and other assessments on the Building, Property and/or Project, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Project's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Project;
                  (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Project; and (3) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any costs incurred by

                  Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax. If an assessment is payable in installments, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other real estate taxes, Taxes for that year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord's election shall be applied consistently throughout the Term. If a change in Taxes is obtained for any year of the Term, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment.

                  Tenant shall be responsible for, and shall pay prior to delinquency, taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to, or assessed against, its personal property, and its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord prior to the delinquency of such taxes. In the event that the tenant improvements in the Building which correspond to the Initial Alterations, as defined in this Lease, are assessed and taxed separately by the applicable taxing authority, then Tenant shall be liable and shall pay that portion of the Taxes applicable to the value of the Initial Alterations in the Premises based on the value attributed thereto by the applicable taxing authority to either (a) the applicable taxing authority prior to the delinquency of such taxes in the event Tenant billed directly by such taxing authority, or (b) the Landlord within 30 days after written demand, in the event Landlord is billed directly by the applicable taxing authority.

         E. Audit Rights. Tenant may, within 90 days after receiving Landlord's statement of Expenses, give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of the Expenses for that calendar year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Project, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's records, the agent must be with a licensed CPA firm. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within 60 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 60 day period or fails to provide Landlord with a Review Notice within the 90 day period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. In addition, if Landlord and Tenant determine that Expenses for the Building for the year in question were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for any reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

V.       Compliance with Laws; Use.

         The Premises shall be used only for the Permitted Use and for no other use whatsoever. Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in Landlord's reasonable opinion, unreasonably disturbs any other tenants of the Building or the Project or interferes with the operation of the Building or the Project. Tenant shall comply with all Laws, including the Americans with Disabilities Act, regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. Tenant, within 10 days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Laws. Tenant shall comply with the rules and regulations of the Project attached as Exhibit B and such other reasonable rules and regulations adopted by Landlord from time to time. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations. Landlord shall not knowingly discriminate against Tenant in Landlord's enforcement of the rules and regulations.

VI.      Security Deposit.

         A. The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and shall be held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations. The Security Deposit is not an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due Rent or to cure any uncured default by Tenant. If Landlord uses the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (1) the determination of Tenant's Pro Rata Share of Expenses and Taxes for the final year of the Term; (2) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (3) the Termination Date. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts. The Security Deposit may be in the form of an irrevocable letter of credit (the "Letter of Credit"), which Letter of Credit shall: (a) be in the amount of $1,100,000.00; (b) be issued on the form attached hereto as Exhibit G; (c) name Landlord as its beneficiary; (d) be drawn on an FDIC insured financial institution satisfactory to Landlord; (e) be delivered to Landlord upon execution of this Lease; and (f) expire no earlier than 90 days after the Termination Date of this Lease.

         B. Notwithstanding anything herein to the contrary, provided Tenant is (1) not in default under this Lease after the expiration of any applicable notice and cure periods, and (2) occupying at least 75% of the Premises as of the effective date of any reduction of the Security Deposit, Tenant shall have the right to reduce the amount of the Security Deposit (i.e., the Letter of Credit) to be as follows: (i) $975,000.00 effective as of the 13th full calendar month of the Term; (ii) $850,000.00 effective as of the 25th full calendar month of the Term; (iii) $725,000.00 effective as of the 37th full calendar month of the Term; (iv) $600,000.00 effective as of the 49th full calendar month of the Term; and (v) $492,687.60 effective as of the 61st full calendar month of the Term. Such reduction shall be accomplished by having Tenant provide Landlord with a substitute Letter of Credit in the reduced amount.

VII.     Services to be Furnished by Landlord.

         A. Tenant will be responsible, at its sole cost and expense to the extent provided in Article X below, for the furnishing of all services and utilities to the Premises, including, but not limited to, heating, ventilation and air-conditioning, electricity, water, light, power, trash pick-up, sewer charges, telephone, janitorial and interior Building security services and all other utility services supplied to the Premises, and all taxes and surcharges thereon. Landlord agrees to maintain and repair the Property as described in
                  Article IX.B.

         B. Any interruption or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any other event not caused by the negligent act or willful misconduct of Landlord (a "Service Failure") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. Furthermore, in no event shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant's Property (defined in Article
                  XV), arising out of or in connection with the failure of any security services, personnel or equipment.

VIII.    Leasehold Improvements.

         All improvements to the Premises (collectively, "Leasehold Improvements") shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant. However, Landlord, by written notice to Tenant within 30 days prior to the Termination Date, may require Tenant to remove, at Tenant's expense: (1) Cable (defined in Section IX.A) installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Project; and (2) any Leasehold Improvements (other than the Initial Alterations) that are performed by or for the benefit of Tenant after the date Landlord tenders possession of the Premises to Tenant and, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as "Required Removables"). Without limitation, it is agreed that Required Removables include internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications of any type. The Required Removables designated by Landlord shall be removed by Tenant before the Termination Date, provided that upon prior written notice to Landlord, Tenant may remain in the Premises for up to 5 days after the Termination Date for the sole purpose of removing the Required Removables. Tenant's possession of the Premises shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent on a per diem basis at the rate in effect for the last month of the Term. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord, at Tenant's expense, may remove and dispose of the Required Removables and perform the required repairs. Tenant, within 30 days after receipt of an invoice, shall reimburse Landlord for the reasonable costs incurred by Landlord. Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration (defined in Section IX.C), may request in writing that Landlcrd advise Tenant whether the Alteration or any portion of the Alteration will be designated as a Required Removable. Within 10 days after receipt of Tenant's request, Landlord shall advise Tenant in writing as to which portions of the Alteration, if any, will be considered to be Required Removables.

IX.      Repairs, Maintenance and Alterations.

         A. Tenant's Repair and Maintenance Obligations. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and shall keep the Premises (interior and exterior) in good condition and repair (including the replacement of any applicable improvements and appurtenances when necessary), reasonable wear and tear excepted. Tenant's repair and replacement obligations include, without limitation, repairs to and replacements of: (1) floor covering; (2) interior partitions; (3) doors; (4) walls and wall coverings; (5) electronic, phone and data cabling and related equipment (collectively, "Cable") that is installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Project; (6) private showers and kitchens, including hot water heaters, and similar facilities; (7) mechanical (including HVAC), plumbing, sewer connections, wiring, electrical, lighting, and fire, life safety equipment and systems serving the Building and the Premises; (8) windows, glass and plate glass; (9) ceilings;
                  (10) roof membrane(s); (11) skylights; (12) fixtures and equipment; and (13) Alterations performed by contractors retained by Tenant, including related HVAC balancing. All work shall be performed in accordance with the rules and procedures described in Section IX.C. below. In addition, Tenant shall, at its sole cost and expense, provide janitorial service to the Premises in a manner consistent with first-class office buildings in the Mountain View, California area. The janitorial service to be provided by Tenant shall include, but not be limited to, the obligation to clean the exterior windows and to keep the interior of the Premises such as the windows, floors, walls, doors, showcases and fixtures clean and neat in appearance and to remove all trash and debris which may be found in or around the Premises.

                  Tenant shall also enter into and keep and maintain in effect, service contracts reasonably acceptable to Landlord with contractors reasonably acceptable to Landlord for the maintenance and repair of those systems servicing the Building as Landlord may reasonably designate, including, without limitation, the HVAC, electrical, and life safety systems of the Building. Without limiting the foregoing, Tenant shall, at Tenant's sole cost and expense, (a) immediately replace all broken glass in the Premises with glass equal to or in excess of the specification and quality of the original glass; and
                  (b) repair any damage caused by Tenant, Tenant's agents, employees, invitees, visitors, subtenants or contractors. If Tenant fails to make any repairs to the Premises or fails to perform the required janitorial work in the Premises at the level required for more than 15 days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs or perform the janitorial work, as the case may be, and Tenant shall pay the reasonable cost of the repairs or janitorial work, as the case may be, to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 5% of the cost of the work performed. Tenant shall maintain written records of maintenance and repairs, as required by Law, and shall use certified technicians to perform any such maintenance and repairs, as so required.

                  Notwithstanding the foregoing to the contrary, in the event either Landlord or Tenant believe that the Tenant's obligations pursuant to the terms of this Article IX.A. would require Tenant to make major replacements of certain items which are more properly in the nature of a capital improvement (as distinguished from replacement of parts or components installed in the ordinary course of business) (a "Capital Improvement Expense"), the party making such determination shall promptly notify the other party hereto of the need to make such Capital Improvement Expense. Upon receipt of such notification, the parties shall enter into good faith negotiations to determine whether the appropriate work to be performed is more in the nature of a repair or replacement of parts or a capital improvement. In the event the parties are unable to agree within 30 days after the commencement of such discussions, the parties shall seek the determination of the applicable Landlord-approved third party service contractor for the applicable building system at issue, which determination shall be binding upon Landlord and Tenant. In the event the parties determine that the required work to be performed is not in the nature of a capital improvement, the Tenant shall make such repairs or replacements at Tenant's sole cost as provided above. In the event the parties determine that the required work to be performed is in the nature of a capital improvement, Landlord shall perform such Capital Improvement Expense in a timely and workmanlike manner. Provided that such Capital Improvement Expense is not made necessary due to (i) the negligent act or omission or the willful misconduct of Tenant or any of the Tenant Related Parties, or (ii) the construction of the Initial Alterations or any subsequent Alterations to the Premises made by or for the benefit of Tenant (collectively, a "Tenant Fault"), the cost of such Capital Improvement Expense shall be apportioned between Landlord and Tenant such that Tenant shall pay, within 30 days after written demand thereof from Landlord, an amount equal to the product of (x) the total cost of the Capital Improvement Expense divided by the lesser of (a) the number of years of the useful life of such capital improvement (as reasonably determined by Landlord) and (b) 10 years, and multiplied by (y) the number of years remaining in the Lease Term subsequent to the date the capital improvement work first commences (the "Remaining Years"); provided, that if the number of Remaining Years is greater than the lesser of (a) or
                  (b) above, then for purposes of the calculation of the Tenant's share of the Capital Improvement Expense, the Remaining Years shall equal the lesser of (a) or (b) above. In the event the Capital Improvement Expense is made necessary due to a Tenant Fault, Tenant shall pay to Landlord, within 30 days after written demand thereof from Landlord, the total amount of such Capital Improvement Expense.

         B. Landlord's Repair Obligations. Landlord shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) Common Areas; (3) the roof of the Building (other than the roof membrane); and (4) elevators (if any) serving the Building. Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible.

         C.       Alterations.  Tenant shall not make alterations,  additions or improvements to the Premises or install any Cable in the Premises or other portions of the Building or the Project (collectively referred to as "Alterations") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Cosmetic Alteration"): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building; (4) does not require work to be performed inside the walls or above the ceiling of the Premises; and (5) costs less than $30,000.00 in the aggregate per project. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all the other provisions of this Section IX.C. Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord (which plans and specifications shall be subject to Landlord's prior approval); names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Building systems); copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord; and any security for performance that is reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building and the Project. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and the Project and, to the extent reasonably necessary to avoid disruption to the occupants of the Building and the Project, shall have the right to designate the time when Alterations may be performed. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for sums paid by Landlord for third party examination of Tenant's plans for non-Cosmetic Alterations. In addition, within 30 days after receipt of an invoice from Landlord, Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any non-Cosmetic Alterations equal to Landlord's actual, out-of-pocket costs incurred in overseeing and coordinating any non-Cosmetic Alterations. Upon completion, Tenant shall furnish "as-built" plans (except for Cosmetic Alterations), completion affidavits, full and final waivers of lien in recordable form, and receipted bills covering all labor and materials. Tenant shall assure that the Alterations comply with all insurance requirements and Laws. Landlord's approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant's use.

X.       Use of Utility Services by Tenant.

         A. Electricity, gas, water and other utility services used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant either: (1) through inclusion in Expenses (except as provided in Section X.B. for excess usage); (2) by a separate charge payable by Tenant to Landlord within 30 days after billing by Landlord; or (3) by separate charge billed by the applicable utility company and payable directly by Tenant. Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right to select any company providing electrical service to the Premises, to aggregate the electrical service for the Project, Property and Premises with other buildings, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity. Landlord shall be entitled to receive a fee (if permitted by Law) for the selection of utility companies and the negotiation and administration of contracts for electricity, provided that the amount of such fee shall not exceed 50% of any savings obtained by Landlord.

         B. Tenant's use of electrical service shall not exceed, either in voltage, rated capacity or overall load, that which Landlord reasonably deems to be standard for the Building. In addition, in the event electricity is paid for by Tenant through inclusion in Expenses, Tenant's use of electricity shall not exceed use beyond Normal Business Hours. If Tenant requests permission to consume excess electrical service, Landlord may refuse to consent or may condition consent upon conditions that Landlord reasonably elects (including, without limitation, the installation of utility service upgrades, meters, submeters, air handlers or cooling units), and the additional usage (to the extent permitted by Law), installation and maintenance costs shall be paid by Tenant. Landlord shall have the right to separately meter electrical usage for the Premises and to measure electrical usage by survey or other commonly accepted methods.

XI.      Entry by Landlord.

         Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building or the Project, including other tenants' premises. Except in emergencies or to provide janitorial service (if Landlord so elects in accordance with Article IX.A. above) and other services after Normal Business Hours, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Normal Business Hours. Entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent.

XII.     Assignment and Subletting.

         A.       Except in  connection  with a Permitted  Transfer  (defined in
                  Section XII.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld if Landlord does not elect to exercise its termination rights under Section XII.B below. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition does not meet the criteria Landlord uses to select Project tenants having similar leasehold obligations; (2) the proposed transferee's business is not suitable for the Building or the Project considering the business of the other tenants and the Project's prestige, or would result in a violation of another tenant's rights; (3) the proposed transferee is a governmental agency or then existing occupant of the Project; (4) Tenant is in default after the expiration of the notice and cure periods in this Lease; or (5) any portion of the Building, Project or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer. Notwithstanding the foregoing, Landlord will not withhold its consent solely because the proposed subtenant or assignee is a then existing occupant of the Project if Landlord does not have space available for lease in the Project that is comparable to the space Tenant desires to sublet or assign. For purposes hereof, Landlord shall be deemed to have comparable space if it has space available anywhere in the Project that is approximately the same size as the space Tenant desires to sublet or assign within six (6) months of the proposed commencement of the proposed sublease or assignment. Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer and Tenant's sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment. Any attempted Transfer in violation of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

         B. As part of its request for Landlord's consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within 20 days of its receipt of the required information and documentation, either:
                  (1) consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing; or
                  (2) in the case of an assignment of the Lease or a subletting which would result in 50% or more of the Premises

                  (in the aggregate) being sublet for more than 75% of the then remaining Term, exercise its right to terminate this Lease with respect to the portion of the Premises that Tenant is proposing to assign or sublet. Any such termination shall be effective on the proposed effective date of the Transfer for which Tenant requested consent. Tenant shall pay Landlord a review fee of $750.00 for Landlord's review of any Permitted Transfer or requested Transfer, provided if Landlord's actual reasonable costs and expenses (including reasonable attorney's fees) exceed $750.00, Tenant shall reimburse Landlord for its actual reasonable costs and expenses in lieu of a fixed review fee.

         C. Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of any excess within 30 days after Tenant's receipt of such excess consideration. Tenant may, on an amortized basis, deduct from the excess all brokerage fees, construction costs and legal fees directly incurred by Tenant and attributable solely to the Transfer. If Tenant is in Monetary Default (defined in
                  Section XIX.A. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord's share of any excess).

         D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the entity which owns or controls a majority of the voting shares/rights at any time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer provided, however, that none of the following shall constitute a Transfer, or be considered in determining whether or not a change of control has occurred: (i) any transfer of stock in a corporation that is the Tenant if the stock of such corporation is publicly held and traded through a recognized security exchange; and
                  (ii) if Tenant is a corporation, any initial public offering of such stock. Additionally, the foregoing change of control provisions shall not apply if at least 80% of its voting stock is owned by another entity, the voting stock of which is listed on a recognized security exchange.

         E. Tenant may assign its entire interest under this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord, provided that all of the following conditions are satisfied (a "Permitted Transfer"): (1) Tenant is not in default under this Lease; (2) Tenant's successor shall own all or substantially all of the assets of Tenant; (3) Tenant's successor shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; (4) the Permitted Use does not allow the Premises to be used for retail purposes; and (5) Tenant shall give Landlord written notice at least 15 days prior to the effective date of the proposed purchase, merger, consolidation or reorganization. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement.

XIII.    Liens.

         Tenant shall not permit mechanic's or other liens to be placed upon the Project, Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant. If a lien is so placed, Tenant shall, within 10 days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys' fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord.

XIV.     Indemnity and Waiver of Claims.

         A. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in Article XXVI) and agents ("Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant's transferees, contractors or licensees.

         B. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below), Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Tenant Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord's contractors.

         C. Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or loss, theft or damage to Tenant's Property or the property of any person claiming by, through or under Tenant resulting from: (1) wind or weather; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes; (3) the backing up of any sewer pipe or downspout; (4) the bursting, leaking or running of any tank, water closet, drain or other pipe; (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building or the Project;
                  (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of Landlord. Tenant shall insure itself against such losses under Article XV below.

XV.      Insurance.

         Tenant shall carry and maintain the following insurance ("Tenant's Insurance"), at its sole cost and expense: (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $3,000,000.00; (2) All Risk Property/Business Interruption Insurance, including flood and earthquake, written at replacement cost value and with a replacement cost endorsement covering all of Tenant's trade fixtures, equipment, furniture and other personal property within the Premises ("Tenant's Property"); (3) Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing any of Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor), Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 15 days prior to the expiration of the insurance coverage. Landlord shall maintain so called All Risk property insurance on the Building in an amount equal to 90% of the replacement cost thereof, as reasonably estimated by Landlord. Except as specifically provided to the contrary, the limits of either party's' insurance shall not limit such party's liability under this Lease.

XVI.     Subrogation.

         Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Project, the Building, the Premises, any additions or improvements to the Project, Building or Premises, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

XVII.    Casualty Damage.

         A. If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Lease if: (1) the Building or the Project shall be damaged so that, in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building or the Project shall be required (whether or not the Premises has been damaged); (2) Landlord is not permitted by Law to rebuild the Building or the Project in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the casualty; (4) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (5) a material uninsured loss to the
                  Building or the Project occurs. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 90 days after the date of the casualty. If Landlord does not terminate this Lease, Landlord shall promptly commence and proceed with reasonable diligence to repair and restore the Building and the Leasehold Improvements (excluding any Alterations that were performed by Tenant in violation of this Lease). However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord. Landlord shall not be liable for any loss or damage to Tenant's Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

         B. If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods ("Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within 210 days from the date the repair and restoration is started, then regardless of anything in Section XVII.A above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or intentional misconduct of Tenant, Tenant Related Parties or any of Tenant's transferees, contractors or licensees.

XVIII.   Condemnation.

         Either party may terminate this Lease if the whole or any material part of the Premises shall be taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building, Property or Project which would leave the remainder of the Building or the Project unsuitable for use as an office building or an office park, as the case may be, in a manner comparable to the use of the Building and/or Project prior to the Taking. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Project, Building or Property occurs. If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises, the Rentable Square Footage of the Project and Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord.

XIX.     Events of Default.

         Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default:

         A. Tenant's failure to pay when due all or any portion of the Rent, if the failure continues for 3 days after written notice to Tenant ("Monetary Default").

         B. Tenant's failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 30 days after written notice to Tenant. However, if Tenant's failure to comply cannot reasonably be cured within 30 days, Tenant shall be allowed additional time (not to exceed 60 days, subject to extension due to Force Majeure) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 30 days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease. However, if Tenant's failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant. In addition, if Landlord provides Tenant with notice of Tenant's failure to comply with any particular term, provision or covenant of the Lease on 3 occasions during any 12 month period, Tenant's subsequent violation of such term, provision or covenant shall, at Landlord's option, be an incurable event of default by Tenant.

         C. Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

         D.       The leasehold estate is taken by process or operation of Law.

         E Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Project, including, without limitation, any lease or agreement for parking.

XX.      Remedies.

         A. Upon the occurrence of any event or events of default under this Lease, whether enumerated in Article XIX or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations and waives any and all other notices or demand requirements imposed by applicable law, provided that any notice of default given pursuant to this Lease complies with the requirements specified in California Civil Code Section 1161 et. seq.):

                  1. Terminate this Lease and Tenant's right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

                           (a) The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

                           (b) The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

                           (c) The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

                           (d) Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

                           (e) All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

                           The "Worth at the Time of Award" of the amounts referred to in parts (a) and (b) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus four percent (4%). For purposes hereof, the "Prime Rate" shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The "Worth at the Time of Award" of the amount referred to in part (c), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%);

                  2. Employ the remedy described in California Civil Code ss. 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

                  3. Notwithstanding Landlord's exercise of the remedy described in California Civil Code ss. 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant's right to possession of the Premises and recover an award of damages as provided above in Paragraph XX.A.1.

         B. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

         C. TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT'S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

         D.       No  right or  remedy  herein  conferred  upon or  reserved  to
                  Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

         E. This Article XX shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

XXI.     Limitation of Liability.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROJECT. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROJECT FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN ARTICLE XXVI BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE XXVI BELOW) ON THE PROJECT, PROPERTY, BUILDING OR PREMISES, NOTICE AND COMMERCIALLY REASONABLE TIME TO CURE THE ALLEGED DEFAULT. LANDLORD AGREES TO USE GOOD FAITH, COMMERCIALLY REASONABLE EFFORTS TO COMMENCE TO CURE A FAILURE BY LANDLORD TO COMPLY WITH THE TERMS OF THIS LEASE WITHIN 30 DAYS AFTER LANDLORD'S RECEIPT OF NOTIFICATION OF SUCH FAILURE FROM TENANT.

XXII.    No Waiver.

         Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. Either party's failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXIII.   Quiet Enjoyment

         Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of Landlord or the Landlord Related Parties.

XXIV.    Relocation.

         INTENTIONALLY OMITTED.

XXV.     Holding Over.

         Except for any permitted occupancy by Tenant under Article VIII, if Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance. Tenant's occupancy of the Premises during the holdover shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the greater of: (1) the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover; or (2) the fair market gross rental for the Premises as reasonably determined by Landlord. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant of Landlord's inability to deliver possession, or perform improvements, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover.

XXVI.    Subordination to Mortgages; Estoppel Certificate.

         Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property or the Project, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord's interest in the Lease, Tenant shall, without charge, attom to the successor-in-interest. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party's actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested. Notwithstanding the foregoing, as a condition precedent to the subordination of this Lease, Landlord shall be required to provide Tenant with a non-disturbance, subordination and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date. Such non-disturbance, subordination and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the rent due under the Lease and is not otherwise in default under the Lease, its right to possession and other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination and attornment agreement may include additional time on behalf of the Mortgagee to cure defaults of the Landlord and provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Base Rent, Additional Rent, or other sum due hereunder for more than 1 month in advance or (ii) any amendment or modification to the Lease made without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by Mortgagee; and
(c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord).

XXVII.   Attorneys' Fees.

         If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees.

XXVIII.  Notice.

         If a demand, request, approval, consent or notice (collectively referred to as a "notice") shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in
Article I, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address by giving the other party written notice of the new address in the manner described in this Article.

XXIX.    Excepted Rights.

         This Lease does not grant any rights to light or air over or about the Building or the Project. Landlord excepts and reserves exclusively to itself the use of: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises and the Project, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building and/or the Project. Landlord has the right to change the name or address of the Building and/or the Project. Landlord also has the right to make such other changes to the Project, Property and Building as Landlord deems appropriate, provided the changes do not materially affect Tenant's ability to use the Premises for the Permitted Use. Landlord shall also have the right (but not the obligation) to temporarily close the Building and/or the Project if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or the Project or of personal injury to Landlord's employees or the occupants of the Building and/or the Project. The circumstances under which Landlord may temporarily close the Building and/or the Project shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building and/or the Project under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent.

XXX.     Surrender of Premises.

         At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property (defined in Article
XV) from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted. Tenant shall also be required to remove the Required Removables in accordance with Article VIII. If Tenant fails to remove any of Tenant's Property within 2 days after the termination of this Lease or of Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant's Property. In addition, if Tenant fails to remove Tenant's Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant's Property to be abandoned, and title to Tenant's Property shall be deemed to be immediately vested in Landlord.

XXXI.    Miscellaneous.

         A. This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the State of California and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

         B. Tenant shall not record this Lease or any memorandum without Landlord's prior written consent.

         C. Landlord and Tenant hereby waive any right to trial by jury in any eviction or forcible entry and detainer action or similar proceeding based upon, or related to, the subject matter of this Lease.

         D. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure"). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

         E. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Project, Building and/or Property referred to herein, and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations. Notwithstanding the foregoing, unless such liability is assumed in writing by its successor in interest hereunder, Landlord shall remain liable after its period of ownership with respect to any sums due in connection with a breach or default that arose during such period of ownership.

         F. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

         G. Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the State of California. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

         H. Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

         I. The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant's obligations under Articles IV, VIIl, XIV, XX, XXV and XXX shall survive the expiration or early termination of this Lease.

         J. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by such party.

         K. All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

         L. Tenant, within 15 days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Building. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant.

         M. This Lease shall be subject to the terms and conditions of (a) Declaration Of Covenants, Conditions And Restrictions Of Shoreline Technology Park ("Declaration") imposing certain covenants, conditions and restrictions on the use and management of Shoreline Technology Park, (b) all applicable Laws, (c) the Bylaws ("Bylaws") and Articles of Incorporation ("Articles") of any association ("Association") now or hereafter created and charged with the responsibility of managing Shoreline Technology Park in accordance with the Declaration, and (d) the rules ("Rules") adopted from time to time by the Association in accordance with the Declaration providing for restrictions on the use of Shoreline Technology Park. Any failure to comply with the Governing Documents shall be a default under the terms of this Lease.

XXXlI.   Entire Agreement.

         This Lease and the following exhibits and attachments constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: Exhibit A-I (Outline and Location of Premises), Exhibit A-2 (Outline and Location of Project), Exhibit A-3 (Outline and Location of Recreational Area), Exhibit B (Rules and Regulations), Exhibit C (Commencement Letter), Exhibit D (Work Letter Agreement), Exhibit E (Additional Provisions), Exhibit F (Parking Agreement) and Exhibit G (Form of Letter of Credit).

         Landlord and Tenant have executed this Lease as of the day and year first above written.


                             LANDLORD:

                             EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a
                             Delaware limited liability company

                             By: EOP Operating Limited Partnership,
                                 a Delaware limited partnership, its sole member

                                 By: Equity Office Properties Trust, a Maryland
                                     real estate investment rust, its managing
                                     general partner

                                     By: /s/ Peter H. Adams
                                         ------------------------------

                                     Name: Peter H. Adams
                                           ----------------------------

                                     Title: Senior Vice President
                                            ---------------------------



                             TENANT:

                             COMMTOUCH SOFTWARE, INC., a California
                             corporation


                                     By: /s/ James E. ???????
                                         ------------------------------

                                     Name: James E. ???????
                                           ----------------------------

                                     Title: Chief Financial Officer
                                            ---------------------------



                                     By: /s/ G. Mantel
                                         ------------------------------

                                     Name: Gideon Mantel
                                           ----------------------------

                                     Title: Chief Financial Officer
                                            ---------------------------

                                  EXHIBIT A-1

                        OUTLINE AND LOCATION OF PREMISES

         This Exhibit is attached to and made a part of the Lease dated as of 1999, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company ("Landlord") and COMMTOUCH SOFTWARE, INC., a California corporation ("Tenant") for space in the Building located at 2029 Stierlin Court, Mountain View, California. EXHIBIT A-2



                               [Graphic Omitted]

                                  EXHIBIT A-2

                        OUTLINE AND LOCATION OF PROJECT

         This Exhibit is attached to and made a part of the Lease dated as of October 28, 1999, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company ("Landlord") and COMMTOUCH SOFTWARE, INC., a California corporation ("Tenant") for space in the Building located at 2029 Stierlin Court, Mountain View, California.



                               [Graphic Omitted]

                                  EXHIBIT A-3

                   OUTLINE AND LOCATION OF RECREATIONAL AREA

         This Exhibit is attached to and made a part of the Lease dated as of October 28, 1999, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company ("Landlord") and COMMTOUCH SOFTWARE, INC., a California corporation ("Tenant") for space in the Building located at 2029 Stierlin Court, Mountain View, California.



                               [Graphic Omitted]

                                   EXHIBIT B

                         PROJECT RULES AND REGULATIONS

         The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage (if any), the Property, the Project and the appurtenances. Capitalized terms have the same meaning as defined in the Lease.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Building, Property or Project.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building or the Project, except those of such color, size, style and in such places as are first approved in writing by Landlord. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises, Building or Project except by Landlord's maintenance personnel.

4. No directory listing tenants or employees shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any lock(s) on any door in the Premises, Building or Project without Landlord's prior written consent and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of this Lease.

6. All contractors, contractor's representatives and installation technicians performing work in the Building and/or the Project shall be subject to Landlord's prior approval and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.

7. Movement in or out of the Building or the Project of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours designated by Landlord. Tenant shall obtain Landlord's prior approval by providing a detailed listing of the activity. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

8. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises. Damage to the Building and/or Project by the installation, maintenance, operation, existence or removal of Tenant's Property shall be repaired at Tenant's sole expense.

9.       Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building or Project, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building or Project, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building or Project that might, in Landlord's sole opinion, constitute a nuisance.

11.      No  animals,   except  those  assisting  handicapped  persons,  and  no
         aquariums shall be brought into the Building or the Project or kept in or about the Premises.

12. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building, Project or about the Property. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property or Project, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises, the Building or the Project. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

14. Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building and/or the Project ("Labor Disruption"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the Commencement Date of the Term be extended as a result of the above actions.

15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building or the Project, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building and/or the Project.

16.      Tenant  shall not  operate  or permit  to be  operated  a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees, and then only if the operation does not violate the lease of any other tenant in the Building or the Project.

17. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18. Landlord may from time to time adopt systems and procedures for the security and safety of the Building the Project, and their occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures.

19. Landlord shall have the right to prohibit the use of the name of the Building and/or the Project or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building and/or the Project or their desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20. Tenant shall not canvass, solicit or peddle in or about the Building, the Property or the Project.

21. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building or Project. Landlord shall have the right to designate the Building (including the Premises) and/or the Project as a non-smoking building or area.

22. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building and Project present a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

23. Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

24. The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

                                   EXHIBIT C

                              COMMENCEMENT LETTER
                                   (EXAMPLE)


Date    _______________________

Tenant  _______________________
Address _______________________
        _______________________
        _______________________



Re: Commencement Letter with respect to that certain Lease dated as of _________________, __, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company, as Landlord, and
         COMMTOUCH SOFTWARE, INC., a California corporation, as Tenant, for 71,404 rentable square feet in the Building located at 2029 Stierlin Court, Mountain View, California.

Dear _______________________:

         In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

         1. The Commencement Date of the Lease is _______________________.

         2. The Termination Date of the Lease is _______________________.

         Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,


_______________________
Property Manager


Agreed and Accepted:


         Tenant:  _______________________

         By:    _______________________
         Name:  _______________________
         Title: _______________________
         Date:  _______________________

                                   EXHIBIT D

                                  WORK LETTER

         This Exhibit is attached to and made a part of the Lease dated as of October 28, 1999, by and between EOP-SHORELlNE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company ("Landlord") and COMMTOUCH SOFTWARE, INC., a California corporation ("Tenant") for space in the Building located at 2029 Stierlin Court, Mountain View, California.

I.       Alterations and Allowance.

         A. Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of this Lease and all prepaid rental and security deposits required hereunder, shall have the right to perform alterations and improvements in the Premises (the "Initial Alterations"). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Article IX.C. of this Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Tenant may choose the general contractor that shall perform the Initial Alterations in the Premises, subject to Landlord's approval. Landlord's approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld. The parties agree that Landlord's approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than $500,000.00, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

         B. Provided Tenant is not in default, Landlord agrees to contribute the sum of $357,020.00 (i.e., $5.00 per rentable square foot of the Premises) (the "Allowance") toward the cost of performing the Initial Alterations in preparation of Tenant's occupancy of the Premises. The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations and for hard costs in connection with the Initial Alterations. The Allowance shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performed the Initial Alterations, within 30 days following receipt by Landlord of (1) receipted bills covering all labor and materials expended and used in the Initial Alterations;
                  (2) a sworn contractors affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (3) full and final waivers of lien; (4) as-built plans of the Initial Alterations; and (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. The Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured.

         C.       In no event shall the  Allowance  be used for the  purchase of equipment, furniture or other items of personal property of Tenant. In the event Tenant does not use the entire Allowance by the date which is 6 months after the Commencement Date, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other
                  concession   in   connection   therewith.   Tenant   shall  be
                  responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance.

         D. Tenant agrees to accept the Premises in its "as-is" condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

         E. This Exhibit D shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of this Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

         Landlord and Tenant have executed this Exhibit as of the day and year first above written.


                             LANDLORD:

                             EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a
                             Delaware limited liability company

                             By: EOP Operating Limited Partnership,
                                 a Delaware limited partnership, its sole member

                                 By: Equity Office Properties Trust, a Maryland
                                     real estate investment rust, its managing
                                     general partner

                                     By: /s/ Peter H. Adams
                                         ------------------------------

                                     Name: Peter H. Adams
                                           ----------------------------

                                     Title: Senior Vice President
                                            ---------------------------



                             TENANT:

                             COMMTOUCH SOFTWARE, INC., a California
                             corporation


                                     By: /s/ James E. Collins
                                         ------------------------------

                                     Name: James E. Collins
                                           ----------------------------

                                     Title: Chief Financial Officer
                                            ---------------------------



                                     By: /s/ G. Mantel
                                         ------------------------------

                                     Name: Gideon Mantel
                                           ----------------------------

                                     Title: Chief Executive Officer
                                            ---------------------------

                                   EXHIBIT E

                             ADDITIONAL PROVISIONS

         This Exhibit is a ached to and made a part of the Lease dated as of October 28 , 1999, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company ("Landlord") and COMMTOUCH SOFTWARE, INC., a California corporation ("Tenant") for space in the Building located at 2029 Stierlin Court, Mountain View, California.

I.       RENEWAL OPTION.

         A. Tenant shall have the right to extend the Term (the "Renewal Option") for one additional period of 5 years commencing on the day following the Termination Date of the initial Term and ending on the 5th anniversary of the Termination Date (the "Renewal Term"), if:

                  1. Landlord receives notice of exercise of the Renewal Option ("Initial Renewal Notice') not less than 12 full calendar months prior to the expiration of the initial Term and not more than 15 full calendar months prior to the expiration of the initial Term; and

                  2. Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as hereinafter defined); and

                  3. No part of the Premises is sublet (other than pursuant to a Permitted Transfer) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

                  4. The Lease has not been assigned prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice; and

                  5.       Tenant  executes  and returns  the Renewal  Amendment
                           (hereinafter   defined)  within  15  days  after  its
                           submission to Tenant.

         B. The initial Base Rent rate per rentable square foot for the Premises during the Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises.

         C. Tenant shall pay Additional Rent (i.e. Expenses and Taxes) for the Premises during the Renewal Term in accordance with
                  Article IV of the Lease.

         D. Within 30 days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Renewal Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15 day period, Tenant's Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the
                  Renewal Amendment upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market Base Rent rate for the Premises during the Renewal Term. Upon agreement Tenant shall provide Landlord with Binding Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market Base Rent rate for the Premises within 30 days after the date on which Tenant provides Landlord with a Rejection Notice, Tenant may elect to either rescind its intention to renew, or subject the process to binding arbitration. Tenant's election to cause the disagreement to be resolved by arbitration shall be deemed to be its Binding Notice. If Tenant fails to require arbitration by notice (the "Arbitration Notice") within 3 days of the expiration of the

                  30 day period set forth above, Tenant's right to extend the Lease shall be null and void and of no further force and effect.

                  If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within 10 days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, Landlord and Tenant, within 7 days after the exchange of Estimates, shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in the Mountain View, California area, with working knowledge of current rental rates and practices. For purposes of this Lease, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar). Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the seven day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within the 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the 2 appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the third appraiser shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Renewal Term. If the third appraiser believes that expert advice would materially assist him, he may retain one or more qualified persons, to provide such expert advice. The parties shall share equally in the costs of the third appraiser and of any experts retained by the third appraiser. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert. In the event that the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect for initial Term until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises during the Renewal Term shall be retroactively adjusted to the commencement of the Renewal Term. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments until the entire amount of such overpayment has been credited against Base Rent.

         E. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Renewal Amendment shall be:

                  1. sent to Tenant within a reasonable time after receipt of the Binding Notice; and

                  2. executed by Tenant and returned to Landlord in accordance with Paragraph A.5. above.

                  An otherwise valid exercise of the Renewal Option shall, at Landlord's option, be fully effective whether or not the Renewal Amendment is executed.

         F. In the event a Capital Improvement Expense is incurred and Landlord has had to pay a portion of the Capital Improvement Expense because the number of Remaining Years (as originally determined at the time the Capital Improvement Expense was incurred) during the initial Term of the Lease is less than the lesser of (a) the number of years of the useful life of the applicable capital improvement (as reasonably determined by Landlord) and (b) 10 years, then Tenant shall pay to Landlord, on or before the commencement date of the Renewal Term, as Additional Rent due under the Lease, an amount equal to (x) the total cost of the Capital Improvement Expense divided by the lesser of (a) and (b) above, multiplied by (y) the difference between the lesser of (a) or (b) above and the Remaining Years (as originally determined at the time the Capital Improvement Expense was incurred).

         G. For purpose hereof, "Prevailing Market" shall mean the annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Project. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

         H. Landlord and Tenant acknowledge and agree that Tenant's Renewal Option is personal to Tenant only and in no event shall Tenant's Renewal Option be assignable or transferable.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit as of the day and year first above written.


                             LANDLORD:

                             EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a
                             Delaware limited liability company

                             By: EOP Operating Limited Partnership,
                                 a Delaware limited partnership, its sole member

                                 By: Equity Office Properties Trust, a Maryland
                                     real estate investment rust, its managing
                                     general partner

                                     By: /s/ Peter H. Adams
                                         ------------------------------

                                     Name: Peter H. Adams
                                           ----------------------------

                                     Title: Senior Vice President
                                            ---------------------------



                             TENANT:

                             COMMTOUCH SOFTWARE, INC., a California
                             corporation


                                     By: /s/ James E. Collins
                                         ------------------------------

                                     Name: James E. Collins
                                           ----------------------------

                                     Title: CFO
                                            ---------------------------



                                     By: /s/ G. Mantel
                                         ------------------------------

                                     Name: Gideon Mantel
                                           ----------------------------

                                     Title: CEO
                                            ---------------------------

                                   EXHIBIT F

                               PARKING AGREEMENT

         This Exhibit is attached to and made a part of the Lease dated as of October 28, 1999, by and between EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a Delaware limited liability company (`Landlord") and COMMTOUCH SOFTWARE, INC., a California corporation (`Tenant") for space in the Building located at 2029 Stierlin Court, Mountain View, California.

1. Landlord hereby grants to Tenant and persons designated by Tenant a license to use 264 non-priority parking spaces in the parking areas ("Parking Facility") servicing the Building. The term of such license shall commence on the Commencement Date under the Lease and shall continue until the earlier to occur of the Termination Date under the Lease, the sooner termination of the Lease, or Tenant's abandonment of the Premises thereunder.

2. Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Parking Facility. Landlord reserves the right to adopt, modify and enforce reasonable rules ("Rules") governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. The rules set forth herein are currently in effect. Landlord may refuse to permit any person who violates such rules to park in the Parking Facility, and any violation of the rules shall subject the car to removal from the Parking Facility.

3. Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated "first-come, first-served" basis. Tenant acknowledges that Landlord has no liability for claims arising through acts or omissions of any Operator (as hereinafter defined) of the Parking Facility, if any. Landlord shall have no liability whatsoever for any damage to items located in the Parking Facility, nor for any personal injuries or death arising out of any matter relating to the Parking Facility, and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant's employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant shall cause its insurance carriers to waive all rights of subrogation against Landlord or Landlord's agents. Landlord reserves the right to assign specific parking spaces, and to reserve parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, which assignment and reservation or spaces may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any location designated for such assigned or reserved parking spaces. Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator's reasonable control.

4. If Tenant shall default under this Parking Agreement, the Landlord or the Operator, as the case may be, shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such default, without liability therefor whatsoever. In addition, if Tenant shall default under this Parking Agreement, Landlord shall have the right to cancel this Parking Agreement on 30 days' written notice, unless within such 30 day period, Tenant cures such default. However, if Tenant's default cannot reasonably be cured within 30 days, Tenant shall be allowed additional time (not to exceed 60 days, subject to extension due to Force Majeure) as is reasonably necessary to cure such default, so long as (1) Tenant commences to cure the default within 30 days, and (2) Tenant diligently pursues a course of action that will cure the default and bring the Tenant into compliance with the Lease and this Parking Agreement. If Tenant defaults with respect to the same term or condition under this Parking Agreement more than 6 times during any 12 month period, and Landlord notifies Tenant thereof promptly after each such default, the next default of such term or condition during the succeeding 12 month period, shall, at Landlord's election, constitute an incurable default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under the Lease (all of which rights and remedies under the Lease are hereby incorporated herein, as though fully set forth). Any default by Tenant under the Lease shall be a default under this Parking Agreement, and any default under this Parking Agreement shall be a default under the Lease.

                                      RULES

         (i) Tenant shall have access to the Parking Facility on a 24 hour basis, 7 days a week. Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of the Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility, or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide the Landlord with prior notice thereof designating the license plate number and model of such automobile.

         (ii) Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

         (iii)    All directional signs and arrows must be observed.

         (iv)     The speed limit shall be 5 miles per hour.

         (v) Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

         (vi) Parking is prohibited in all areas not expressly designated for parking, including without limitation:

                  (a)      Areas not striped for parking

                  (b)      aisles

                  (c)      where "no parking" signs are posted

                  (d)      ramps

                  (e)      loading zones

         (vii) Parking stickers, key cards or any other devices or forms of identification or entry supplied by the Landlord or the Operator, as the case may be, shall remain the property of the Landlord or the Operator. Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

         (viii)   INTENTIONALLY OMITTED.

         (ix) Parking Facility managers or attendants are not authorized to make or allow any exceptions to these Rules.

         (x)      Every parker is required to park and lock his/her own car.

         (xi) Loss or theft of parking pass, identification, key cards or other such devices must be reported to Landlord and to the Parking Facility manager immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to the office of the garage immediately.

         (xii) Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited. Parking spaces may be used only for parking automobiles.

         (xiii) By signing this Parking Agreement, Tenant agrees to acquaint all persons to whom Tenant assigns a parking pass with these Rules.

5. Landlord may elect to provide parking cards or keys to control access to the Parking Facility or surface parking areas, if any. In such event, Landlord shall provide Tenant with one card or key for each parking space that Tenant is entitled to hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

6. Landlord hereby reserves the right to enter into a management agreement or lease with an entity for the Parking Facility ("Operator"). In such event, Tenant upon request of Landlord, shall enter into a parking agreement with the Operator and pay the Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Operator unless caused by Landlord's negligence or willful misconduct. It is understood and agreed that the identity of the Operator may change from time to time during the Lease Term. In connection therewith, any parking lease or agreement entered into between Tenant and an Operator shall be freely assignable by such Operator or any successors thereto.

7. NO LIABILITY. TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANTS PROPERTY (INCLUDING, WITHOUT LIMITATIONS, ANY LOSS OR DAMAGE TO TENANTS AUTOMOBILE OR THE CONTENTS THEREOF DUE TO THEFT, VANDALISM OR ACCIDENT) ARISING FROM OR RELATED TO TENANTS USE OF THE PARKING FACILITY OR EXERCISE OF ANY RIGHTS UNDER THIS PARKING AGREEMENT, WHETHER OR NOT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD'S ACTIVE NEGLIGENCE OR NEGLIGENT OMISSION. THE LIMITATION ON LANDLORD'S LIABILITY UNDER THE PRECEDING SENTENCE SHALL NOT APPLY HOWEVER TO LOSS OR DAMAGE ARISING DIRECTLY FROM LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

8. Release of Liability. Without limiting the provisions of Paragraph 8 above, Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action. It is the intention of Tenant by this instrument, to exempt and relieve Landlord from liability for personal injury or property damage unless caused by Landlord's gross negligence or willful misconduct.

9. The provisions of Article XXI of the Lease are hereby incorporated by reference as if fully recited.

         Tenant acknowledges that Tenant has read the provisions of this Parking Agreement, has been fully and completely advised of the potential dangers incidental to parking in the Parking Facility and is fully aware of the legal consequences of signing this instrument.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit as of the day and year first above written.


                             LANDLORD:

                             EOP-SHORELINE TECHNOLOGY PARK, L.L.C., a
                             Delaware limited liability company

                             By: EOP Operating Limited Partnership,
                                 a Delaware limited partnership, its sole member

                                 By: Equity Office Properties Trust, a Maryland
                                     real estate investment rust, its managing
                                     general partner

                                     By: /s/ Peter H. Adams
                                         ------------------------------

                                     Name: Peter H. Adams
                                           ----------------------------

                                     Title: Senior Vice President
                                            ---------------------------



                             TENANT:

                             COMMTOUCH SOFTWARE, INC., a California
                             corporation


                                     By: /s/ James E. Collins
                                         ------------------------------

                                     Name: James E. Collins
                                           ----------------------------

                                     Title: CFO
                                            ---------------------------



                                     By: /s/ G. Mantel
                                         ------------------------------

                                     Name: Gideon Mantel
                                           ----------------------------

                                     Title: CEO
                                            ---------------------------

EFFECTIVE DATE OF REDUCTION               NEW REDUCED AMOUNT OF LETTER OF CREDIT
MARCH 1, 2001                             US$975,000.00
MARCH 1, 2002                             US$850,000.00
MARCH 1, 2003                             US$725,000.00
MARCH 1, 2004                             US$600,000.00
MARCH 1, 2005                             US$492,687.68

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE BUT IN ANY EVENT NOT BEYOND AUGUST 15, 2007, WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT, UNLESS, AT LEAST 60 DAYS PRIOR TO THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS WITH A COPY OF SUCH NOTICE TO: EQUITY OFFICE PROPERTIES TRUST, 2 NORTH RIVERSIDE PLAZA, SUITE 2200, CHICAGO, IL 60606, ATTENTION: SENIOR VICE PRESIDENT-TREASURER, THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. UPON RECEIPT OF SUCH NOTICE YOU MAY DRAW YOUR SIGHT DRAFT DRAWN ON US FOR THE AVAILABLE AMOUNT UNDER THIS STANDBY LETTER OF CREDIT ACCOMPANIED BY YOUR DATED STATEMENT SIGNED BY ONE OF YOUR AUTHORIZED OFFICERS, FOLLOWED BY THEIR DESIGNATED TITLE, CERTIFYING THE FOLLOWING: "WE ARE IN RECEIPT OF YOUR NOTICE THAT YOU HAVE ELECTED NOT TO RENEW YOUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________________ AND APPLICANT HAS FAILED TO PROVIDE US WITH AN ACCEPTABLE SUBSTITUTE IRREVOCABLE STANDBY LETTER OF CREDIT IN ACCORDANCE WITH THE TERMS OF THE ABOVE REFERENCED LEASE."

THIS LETTER OF CREDIT MAY ONLY BE TRANSFERRED IN ITS ENTIRETY BY THE ISSUING BANK UPON OUR RECEIPT OF THE ATTACHED "EXHIBIT A" DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY, AND OUR TRANSFER FEE OF 1/4 OF 1% (MIN. $250.00).

DRAFT(S)  AND  DOCUMENTS  MUST  INDICATE  THE NUMBER AND DATE OF THIS  LETTER OF
CREDIT.

DOCUMENTS MUST BE FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE OR HAND DELIVERED TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054,
ATTN: INTERNATIONAL DIVISION.

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.


____________________________________        ____________________________________
AUTHORIZED SIGNATURE                        AUTHORIZED SIGNATURE

                                     RULES

         (i) Tenant shall have access to the Parking Facility on a 24 hour basis, 7 days a week. Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of the Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility, or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide the Landlord with prior notice thereof designating the license plate number and model of such automobile.

         (ii) Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

         (iii)    All directional signs and arrows must be observed.

         (iv)     The speed limit shall be 5 miles per hour.

         (v) Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

         (vi) Parking is prohibited in all areas not expressly designated for parking, including without limitation:

                  (a)      Areas not striped for parking

                  (b)      aisles

                  (c)      where "no parking' signs are posted

                  (d)      ramps

                  (e)      loading zones

         (vii) Parking stickers, key cards or any other devices or forms of identification or entry supplied by the Landlord or the Operator, as the case may be, shall remain the property of the Landlord or the Operator. Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

         (viii)   INTENTIONALLY OMITTED.

         (ix) Parking Facility managers or attendants are not authorized to make or allow any exceptions to these Rules.

         (x)      Every parker is required to park and lock his/her own car.

         (xi) Loss or theft of parking pass, identification, key cards or other such devices must be reported to Landlord and to the Parking Facility manager immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to the office of the garage immediately.

         (xii) Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited. Parking spaces may be used only for parking automobiles.

         (xiii) By signing this Parking Agreement, Tenant agrees to acquaint all persons to whom Tenant assigns a parking pass with these Rules.

5. Landlord may elect to provide parking cards or keys to control access to the Parking Facility or surface parking areas, if any. In such event, Landlord shall provide Tenant with one card or key for each parking space that Tenant is entitled to hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

         0. "Law(s)" means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.

         P. "Normal Business Hours" for the Building are 8 A.M. to 5 P.M. on Business Days.

         Q. "Property,, means the Building and the parcel(s) of land on which it is located and, at Landlord's discretion, the Building's parking area and other improvements serving the Building, if any, and the parcel(s) of land on which they are located.

         R.       "Project" shall mean the development  located on approximately
                  51.83 acres commonly described as Shoreline Technology Park, which includes the Building, the Property, as well as other buildings and property as outlined on Exhibit A-2 attached hereto and incorporated herein.

         S. "Rentable Square Footage of the Project" is deemed to be 726,508 square feet.

II.      Lease Grant.

         Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Project that are designated by Landlord for the common use of tenants and others, such as sidewalks, unreserved parking areas, common corridors, elevator foyers, restrooms, vending areas, lobby areas, artificial lakes, walkways, water amenities, landscaping, plaza, roads, driveways, and recreation areas (collectively, the "Common Areas"), including but not limited to that certain recreation area (the "Recreational Area") which is maintained by Landlord in the location and configuration shown on Exhibit A-3 attached hereto. Notwithstanding the foregoing to the contrary, Tenant's right to use the Recreational Area shall be subject to the right of the City of Mountain View ("City") to require that a portion of the Recreational Area be paved and used for parking purposes at a time to be determined at the discretion of the City. The area to be used for parking purposes is indicated as "Potential Parking Area" on Exhibit A-3. If the City requires the parking, Tenant shall have the non-exclusive right to use the parking spaces created thereby.

III.     Possession.

         A.       Intentionally Omitted.

         B. Subject to Landlord's obligation, if any, to perform Landlord Work and Landlord's obligations under Section IX.B., the
                  Premises are accepted by Tenant in "as is" condition and configuration. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the condition of the Premises or the Building. If Landlord is delayed delivering possession of the Premises or any other space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space. In such event, the Commencement Date shall be postponed until the date Landlord delivers possession of the Premises to Tenant free from occupancy by any party, and the Termination Date, at the option of Landlord, may be postponed by an equal number of days. In the event the Commencement Date is so postponed, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as Exhibit C. Notwithstanding the foregoing, if there have been no delays caused by Tenant, and Landlord has not tendered possession of the Premises to Tenant by July 1, 2000 (the "Outside Possession Date"), Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of: (i) 5 Business Days after the Outside
                  Possession Date; and (ii) the Commencement Date. In such event, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any Prepaid Rental and Security Deposit previously advanced by Tenant under this Lease and, so long as Tenant has not previously defaulted under any of its obligations under the Work Letter, the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. Landlord and Tenant acknowledge and agree that:
                  (i) the determination of the Commencement Date shall take into consideration the effect of any delays by

                  Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax. If an assessment is payable in installments, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other real estate taxes, Taxes for that year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord's election shall be applied consistently throughout the Term. If a change in Taxes is obtained for any year of the Term, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment.

                  Tenant shall be responsible for, and shall pay prior to delinquency, taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to, or assessed against, its personal property, and its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord prior to the delinquency of such taxes. In the event that the tenant improvements in the Building which correspond to the Initial Alterations, as defined in this Lease, are assessed and taxed separately by the applicable taxing authority, then Tenant shall be liable and shall pay that portion of the Taxes applicable to the value of the Initial Alterations in the Premises based on the value attributed thereto by the applicable taxing authority to either (a) the applicable taxing authority prior to the delinquency of such taxes in the event Tenant is billed directly by such taxing authority, or (b) the Landlord within 30 days after written demand, in the event Landlord is billed directly by the applicable taxing authority.

         E. Audit Rights. Tenant may, within 90 days after receiving Landlord's statement of Expenses, give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of the Expenses for that calendar year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Project, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's records, the agent must be with a licensed CPA firm. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within 60 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 60 day period or fails to provide Landlord with a Review Notice within the 90 day period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. In addition, if Landlord and Tenant determine that Expenses for the Building for the year in question were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for any reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

                                    EXHIBIT G

                            FORM OF LETTER OF CREDIT

                              ____________________
                         [NAME OF FINANCIAL INSTITUTION]


IRREVOCABLE STANDBY LETTER OF CREDIT NO. _______________

DATE: _________________


BENEFICIARY:
EOP-SHORELINE TECHNOLOGY PARK, L.L.C.,
A DELAWARE LIMITED LIABILITY COMPANY
C/O EQUITY OFFICE PROPERTIES TRUST
4 PALO ALTO SQUARE
3000 EL CAMINO REAL, SUITE 130
PALO ALTO, CALIFORNIA 94306-2122


APPLICANT:
COMMTOUCH SOFTWARE, INC.,
A CALIFORNIA CORPORATION

____________________________
____________________________
____________________________
____________________________


AMOUNT:  US$1,100,000.00  (ONE  MILLION  ONE  HUNDRED  THOUSAND  AND 00/100 U.S.
         DOLLARS

EXPIRATION DATE: __________________


LOCATION: AT OUR COUNTERS lN SANTA CLARA, CALIFORNIA

GENTLEMEN:

WE  HEREBY   ESTABLISH   OUR   IRREVOCABLE   STANDBY   LETTER   OF  CREDIT   NO.
_________________ IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS: ______________________


1.       THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2. BENEFICIARY'S DATED STATEMENT SIGNED BY ONE OF THEIR AUTHORIZED OFFICERS FOLLOWED BY THEIR DESIGNATED TITLE CERTIFYING THE FOLLOWING:
         "THIS DRAW IN THE AMOUNT OF US$ (SPECIFY AMOUNT) UNDER YOUR IRREVOCABLE LETTER OF CREDIT NO. _________________ REPRESENTS FUNDS DUE AND OWING TO US AS A RESULT OF THE APPLICANT'S COMMISSION OF ANY EVENT OF DEFAULT OF ONE OR MORE OF THE TERMS OF THAT CERTAIN LEASE BY AND BETWEEN EOP-SHORELINE TECHNOLOGY PARK, L.L.C., AS LANDLORD, AND COMMTOUCH SOFTWARE, INC., AS TENANT."

PARTIAL DRAWS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

PROVIDED THAT YOU HAVE NOT PROVIDED US WITH WRITTEN NOTICE OF APPLICANT'S DEFAULT, WHICH MUST BE SENT TO US AT SILICON VALLEY BANK, INTERNATIONAL BANKING DIVISION, MAlL SORT NC4I 1,3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION:
LETTERS OF CREDIT DEPARTMENT BY FEDEX OR OTHER OVERNIGHT COURIER SERVICE, UNDER THE ABOVE REFERENCED LEASE ON OR BEFORE THE DATE WHICH IS TEN (10) DAYS PRIOR TO THE EFFECTIVE DATE OF ANY REDUCTION, AS SET FORTH BELOW, AND FURTHER PROVIDED THAT THE APPLICANT IS OCCUPYING AT LEAST 75% OF THE PREMISES (AS THAT TERM IS DEFINED IN THE ABOVE REFERENCED LEASE), THE AMOUNT OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT SHALL AUTOMATICALLY REDUCE IN ACCORDANCE WITH THE FOLLOWING
SCHEDULE: